EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-160301, 333-149933, 333-147151, 333-144129, 333-46834, 33-63429, 33-88984, 33-88982 and 33-87638 on Form S-8 of our reports dated October 27, 2009 relating to the consolidated financial statements of Apollo Group, Inc. and subsidiaries and on the effectiveness of internal control over financial reporting of Apollo Group, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Apollo Group, Inc. and subsidiaries for the year ended August 31, 2009.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 27, 2009

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